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As filed with the Securities and Exchange Commission on October 24, 2016

Registration No. 333-213882

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Amendment No. 2
to
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ZTO Express (Cayman) Inc.
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant's name into English)

Cayman Islands (State or other jurisdiction of incorporation or organization)	4210 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

Building One, No. 1685 Huazhi Road, Qingpu District
Shanghai, 201708
People's Republic of China
+86 21 5980-4508
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Law Debenture Corporate Services
4th Floor, 400 Madison Avenue
New York, New York 10017
(212) 750-6474
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Z. Julie Gao, Esq. Haiping Li, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower, The Landmark 15 Queen's Road Central Hong Kong +852 3740-4700	David Zhang, Esq. Benjamin Su, Esq. Steve Lin, Esq. Kirkland & Ellis International LLP c/o 26/F, Gloucester Tower, The Landmark 15 Queen's Road Central Hong Kong +852 3761-3300

Approximate date of commencement of proposed sale to the public:
as soon as practicable after the effective date of this registration statement.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(2)(3)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)

Class A Ordinary Shares, par value $0.0001 per share(1)	82,915,000	$18.50	1,533,927,500	$154,982

(1)
American depositary shares issuable upon deposit of Class A ordinary shares registered hereby will be registered under a separate registration statement on Form F-6 (Registration No. 333-214107). Each American depositary share represents one Class A ordinary share.

(2)
Includes Class A ordinary shares that are issuable upon the exercise of the underwriters' over-allotment option. Also includes Class A ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public. These Class A ordinary shares are not being registered for the purpose of sales outside the United States.

(3)
Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act of 1933.

(4)
Previously paid.

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        This Amendment No. 2 is being filed solely for the purpose of filing an exhibit to this registration statement on Form F-1, or the Registration Statement, and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page and exhibit index of the Registration Statement. This Amendment No. 2 does not contain copies of the prospectus included in the Registration Statement, which remains unchanged from Amendment No. 1 to the Registration Statement, filed on October 14, 2016.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Cayman Islands law does not limit the extent to which a company's articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

        The new articles of association that we expect to adopt to become effective upon the completion of this offering provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such only if they acted honestly and in good faith with a view to the best interests of our company and, in the case of criminal proceedings, only if they had no reasonable cause to believe that their conduct was unlawful.

        Pursuant to the indemnification agreements the form of which is filed as Exhibit 10.2 to this registration statement, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

        The underwriting agreement, the form of which will be filed as Exhibit 1.1 to this registration statement, will also provide for indemnification by the underwriters of us and our officers and directors for certain liabilities, including liabilities arising under the Securities Act, but only to the extent that such liabilities are caused by information relating to the underwriters furnished to us in writing expressly for use in this registration statement and certain other disclosure documents.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.    RECENT SALES OF UNREGISTERED SECURITIES.

        During the past three years, we have issued the following securities. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

Purchaser	Date of Sale or Issuance	Number of Securities	Consideration
40 shareholders upon our incorporation	April 8, 2015	600,000,000 ordinary shares	US$	6,000
Max Alpha Limited	August 18, 2015	24,000,000 ordinary shares	US$	240
Max Beyond Limited	August 18, 2015	12,000,000 ordinary shares	US$	120
Onyx Gen Investment Holdings Limited	August 18, 2015	8,773,309 series A preferred shares	US$	87,500,000
Hillhouse ZT Holdings Limited	August 18, 2015	2,506,660 series A preferred shares	US$	25,000,000
Standard Chartered Private Equity (Mauritius) Limited	August 18, 2015	1,503,996 series A preferred shares	US$	15,000,000
Gopher China S.O. Project Limited	August 18, 2015	2,255,994 series A preferred shares	US$	22,500,000
Onyx Gen Investment Holdings Limited	December 31, 2015	8,773,309 series A preferred shares	US$	87,500,000
Hillhouse ZT Holdings Limited	December 31, 2015	2,506,660 series A preferred shares	US$	25,000,000
Standard Chartered Private Equity (Mauritius) Limited	December 31, 2015	1,503,996 series A preferred shares	US$	15,000,000
Gopher China S.O. Project Limited	December 31, 2015	2,255,994 series A preferred shares	US$	22,500,000
19 existing shareholders	June 28, 2016	13,226,522 ordinary shares	US$	1,323
Zto Es Holding Limited	June 28, 2016	16,000,000 ordinary shares	US$	12,025,012

ITEM 8.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)
Exhibits

        See Exhibit Index beginning on page II-7 of this registration statement.

        The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosure that was made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of "materiality" that are different from "materiality" under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

        We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosure of material information regarding material contractual provisions is required to make the statements in this registration statement not misleading.

(b)
Financial Statement Schedules

        Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9.    UNDERTAKINGS.

        The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China, on October 24, 2016.

ZTO EXPRESS (CAYMAN) INC.
By:	/s/ Meisong Lai
	Name:	Meisong Lai
	Title:	Chairman of the Board of Directors and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ Meisong Lai Meisong Lai	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	October 24, 2016
	* Jianfa Lai	Director	October 24, 2016
	* Jilei Wang	Director	October 24, 2016
	* Xiangliang Hu	Director	October 24, 2016
	* Baixi Lan	Director	October 24, 2016
	* Xing Liu	Director	October 24, 2016
	* Frank Zhen Wei	Director	October 24, 2016
	/s/ Jianmin (James) Guo Jianmin (James) Guo	Chief Financial Officer (Principal Financial and Accounting Officer)	October 24, 2016
* By:	/s/ Meisong Lai Name: Meisong Lai Attorney-in-fact		October 24, 2016

 SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

        Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of ZTO Express (Cayman) Inc. has signed this registration statement or amendment thereto in New York on October 24, 2016.

Authorized U.S. Representative
By:	/s/ Giselle Manon
	Name:	Giselle Manon
	Title:	Service of Process Officer

 ZTO EXPRESS (CAYMAN) INC.

EXHIBIT INDEX

Exhibit Number		Description of Document
1.1		Form of Underwriting Agreement

3.1	†	Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect

3.2	†	Form of Second Amended and Restated Memorandum and Articles of Association of the Registrant (effective immediately prior to the closing of this offering)

4.1	†	Registrant's Specimen American Depositary Receipt (included in Exhibit 4.3)

4.2	†	Registrant's Specimen Certificate for Class A Ordinary Shares

4.3	†	Form of Deposit Agreement, among the Registrant, the depositary and holder of the American Depositary Receipts

4.4	†	Shareholders Agreement between the Registrant and other parties thereto dated August 18, 2015

5.1	†	Opinion of Maples and Calder regarding the validity of the ordinary shares being registered and certain Cayman Islands tax matters

8.1	†	Opinion of Maples and Calder regarding certain Cayman Islands tax matters (included in Exhibit 5.1)

8.2	†	Opinion of Zhong Lun Law Firm regarding certain PRC tax matters (included in Exhibit 99.2)

10.1	†	Amended and Restated 2016 Share Incentive Plan

10.2	†	Form of Indemnification Agreement between the Registrant and its directors and executive officers

10.3	†	Form of Employment Agreement between the Registrant and its executive officers

10.4	†	English translation of Exclusive Consulting and Services Agreement between Shanghai Zhongtongji Network and ZTO Express dated August 18, 2015

10.5	†	English translation of Exclusive Call Option Agreement among Shanghai Zhongtongji Network, ZTO Express and the shareholders of ZTO Express dated August 18, 2015

10.6	†	English translation of Equity Pledge Agreement among Shanghai Zhongtongji Network, ZTO Express and the shareholders of ZTO Express dated August 18, 2015

10.7	†	English translation of Voting Rights Proxy Agreement among Shanghai Zhongtongji Network, ZTO Express and the shareholders of ZTO Express dated August 18, 2015

10.8	†	English translation of Irrevocable Powers of Attorney granted by the shareholders of ZTO Express dated August 18, 2015

10.9	†	English translations of Spousal Consents granted by each of Lai Yufeng, Fu Aiyun, Chen Xinyu, Shen Linxian, Wu Yanfen and Fan Feiqun

10.10	†	English translation of Road Transportation Agreement between ZTO Express and Tonglu Tongze dated December 22, 2014

10.11	†	English translation of form of Cooperation Agreement between ZTO Express and direct network partners of the Registrant

Exhibit Number		Description of Document

10.12	†	Share Purchase and Subscription Agreement by and among the Registrant, Onyx Gem Investment Holdings Limited, Hillhouse ZT Holdings Limited, Standard Chartered PrivateEquity (Mauritius) III Limited, Gopher China S.O. Project Limited and other parties thereto dated May 21, 2015

10.13	†	Share Subscription Agreement by and between the Registrant and Zto Es Holding Limited dated June 28, 2016

21.1	†	Significant subsidiaries and consolidated affiliated entities of the Registrant

23.1	†	Consent of Deloitte Touche Tohmatsu Certified Public Accountants LLP, an independent registered public accounting firm

23.2	†	Consent of Maples and Calder (included in Exhibit 5.1)

23.3	†	Consent of Zhong Lun Law Firm (included in Exhibit 99.2)

23.4	†	Consent of Charles Huang

23.5	†	Consent of Herman Yu

24.1	†	Powers of Attorney (included on signature page)

99.1	†	Code of Business Conduct and Ethics of the Registrant

99.2	†	Opinion of Zhong Lun Law Firm regarding certain PRC law matters

99.3	†	Consent of iResearch Consulting Group

†
Previously filed.

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
  ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.
  ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
  ITEM 9. UNDERTAKINGS.
SIGNATURES
SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
ZTO EXPRESS (CAYMAN) INC.
EXHIBIT INDEX